UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2005

Hanover Compressor Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13071	76-0625124

(Commission File Number)	(I.R.S. Employer Identification No.)

12001 North Houston Rosslyn, Houston, Texas	77086

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 447-8787

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Information
SIGNATURES

Item 8.01 Other Information.

Mr. Victor E. Grijalva, Chairman of the Board of Hanover Compressor Company, has advised the Board that he will be retiring as Chairman after the Annual Meeting of Shareholders to be held May 19, 2005. At the request of the Board, however, Mr. Grijalva has agreed to remain on the Board and stand for reelection as an independent director at such meeting of shareholders. Mr. Gordon T. Hall, currently a Hanover director, has been selected to stand for election as Chairman of the Board at the annual organizational meeting of the Board of Directors on May 19, 2005. Mr. Hall, a private investor, has served as a director of Hanover since March 2002. Prior to his retirement from Credit Suisse First Boston in 2002, Mr. Hall served as a Managing Director and Senior Advisor for such firm and was a top-ranked oil field services analyst for twelve years.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER COMPRESSOR COMPANY

Date:	March 15,2005	By:	/s/ Gary M. Wilson

		Name:	Gary M. Wilson
		Title:	Senior Vice President, General Counsel and Corporate Secretary